EXHIBIT 21

                SUBSIDIARIES OF JONES APPAREL GROUP, INC.


                                                   State or County
Name                                               of Incorporation
-----------------------------------------------    ----------------

Jones Apparel Group USA, Inc.                       Pennsylvania
Melru Corporation                                   New Jersey
Jones Apparel Group Canada Inc.                     Canada
Jones Investment Co. Inc.                           Delaware
Jones Apparel Group Holdings, Inc.                  Delaware
Jones Holding Corp.                                 Delaware
Jones Management Service Company                    Delaware
Jones Factor Company                                Delaware
Jones International Limited                         Hong Kong
Bongal Company Limited                              Hong Kong
Jones Apparel Group (HK) Limited                    Hong Kong
Jones Far East Limited                              Hong Kong
Vestamex S.A. De C.V.                               Mexico
Camisas de Juarez S.A. de C.V.                      Mexico
Sun Apparel, Inc.                                   Delaware
Sun Apparel of Delaware, Inc.                       Delaware
Lone Star Selling Group, Inc.                       New York
R.L. Management, Inc.                               Delaware
Import Technology of Texas, Inc.                    Texas
Sun Apparel of Texas, Ltd.                          Texas
Maquilas Pami S.A. de C.V.                          Mexico
CNC West Division, S.A. de C.V.                     Mexico
Nine West Group Inc.                                Delaware
Nine West Boot Corporation                          Delaware
Nine West Development Corporation                   Delaware
Nine West Distribution Corporation                  Delaware
Nine West Footwear Corporation                      Delaware
Nine West Funding Corporation                       Delaware
Nine West Manufacturing Corporation                 Delaware
Nine West Manufacturing II Corporation              Delaware
The Shops for Pappagallo, Inc.                      Ohio
Nine West Canada Corporation                        Canada
Conca Del Sol International                         Cayman Islands
Nine West - Honduras                                Cayman Islands
Nine West Accessories (HK) Limited                  Hong Kong
Nine West Asia Ltd.                                 Bermuda
Nine West Melbourne Pty Ltd                         Australia
Nine West UK Holdings Limited                       United Kingdom
Nine West France S.A.R.L.                           France
Nine West UK Limited                                United Kingdom
The Shoe Studio Group Limited                       United Kingdom
Cable & Co (UK) Limited                             United Kingdom
Rayne Shoes (1994) Limited                          United Kingdom
Vivaldi Shoes Limited                               United Kingdom
Pied a Terre Group Limited                          United Kingdom
Nine West Servicos de Assessoria de Compras Ltda.   Brazil
Nine West Group Italy S.r.l.                        Italy
Compania de Calzados de Exportacion, S.L.           Spain
Nine West Hong Kong Limited                         Hong Kong
Nine West Japan Co., Ltd.                           Japan
Nine West Singapore Pte Ltd                         Singapore
Nine West (Malaysia) Sdn Bhd                        Malaysia